UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2025
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Principal Operating Officer
Effective March 3, 2025, Nicola J. Steele, 38, has been appointed to serve as the Chief Operating Officer of Krispy Kreme, Inc. (the “Company”). In this role, Ms. Steele will be the Company’s principal operating officer. Prior to her appointment, Ms. Steele served Company subsidiaries Krispy Kreme Holdings PTY Ltd., Krispy Kreme Australia PTY Ltd., and Krispy Kreme New Zealand Limited as President and Director from September 2023 to March 2025, Chief Operating Officer from March 2022 to August 2023, and Retail Director from January 2019 to February 2022. Prior to this, Ms. Steele held progressive leadership positions in store and operations management in Australia and New Zealand since joining the Company in October 2006 as a crew member. Ms. Steele holds a Bachelor of Science degree in Psychology from Swinburne University of Technology.
In her new position, Ms. Steele (i) will receive an annual base salary of $400,000, (ii) will be eligible to participate in the Company’s annual bonus program with a target bonus opportunity equal to 70% of her base salary and a maximum bonus opportunity equal to 200% of her base salary, and (iii) will be eligible to participate in the Company’s annual long-term incentive program (“LTI Plan”) at a target level of $400,000 for fiscal year 2025, subject to the terms of the LTI Plan and the applicable award agreement. Ms. Steele’s annual grant under the LTI Plan in 2025 will be delivered 50% in restricted stock units (“RSUs”) and 50% in performance stock units (“PSUs”). The RSUs will vest 100% on the third anniversary of the grant date. The PSUs will vest at the end of a three-year performance period, subject to the achievement of applicable performance goals.
In addition, on April 10, 2025, Ms. Steele will receive a one-time award of RSUs under the LTI Plan at a market value of $400,000 and vesting 100% on the third anniversary of the grant date. She will also be provided relocation assistance and related allowances.
Ms. Steele is not a party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. No family relationships exist between Ms. Steele and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: March 3, 2025

By:    /s/ Atiba Adams

Name:	Atiba Adams
Title:	Chief Legal Officer and Corporate Secretary